EXHIBIT 10-G

                            ASSET PURCHASE AGREEMENT

      ASSET PURCHASE AGREEMENT ("this Agreement") is made as of March 13, 2002 among EXPRESS PATTERN, INC., a Delaware corporation ("Seller"), INFINITE GROUP, INC., a Delaware corporation ("Infinite"), EXPRESS PATTERN, INC., an Illinois corporation ("Buyer") and THOMAS MUELLER of East Greenwich, Rhode Island and DAVID FLYNN of Barrington, Illinois (each a "Shareholder" and together, the "Shareholders").

                                   BACKGROUND

      Seller is engaged in the business of providing stereolithography and thermoject based rapid prototyping services to the metal casting and other industries. Seller wishes to sell, and Buyer wishes to acquire, substantially all of the assets and properties of Seller. Infinite is the owner of all of the issued and outstanding capital stock of Seller, and the Shareholders are the owners of all of the issued and outstanding capital stock of Buyer.

         NOW THEREFORE, in consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                           PURCHASE AND SALE OF ASSETS

      Section 1.1 Assets to be Purchased and Sold.

      Description of Assets. At the Closing (defined below), Seller shall sell and convey to Buyer, and Buyer shall purchase and acquire from Seller, all of the business and tangible and intangible assets of Seller existing and owned by Seller on the Closing Date (defined below) other than the Excluded Assets (defined below). The assets of Seller to be purchased hereunder (which exclude the Excluded Assets) are referred to as the "Purchased Assets". The Purchased Assets shall include without limitation all goodwill and the following assets and property, and all additions thereto, less dispositions in the ordinary course of business and permitted under this Agreement, before the Closing Date:

            (a) all inventories, furniture and equipment and other tangible personal property, (the "Equipment"), including, without limitation, the items of Equipment described in Exhibit 1.1(a);

            (b) all rights under the contracts, leases and agreements described or referred to in Exhibit 1.1(b) hereto (the "Operating Agreements"), true and correct copies of which are being delivered to Buyer concurrently with the Agreement;

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            (c) all intellectual properties, including, without limitation, trade secrets, trademarks, trade names, copyrights, Internet domain names and other rights or registrations, including the name "Express Pattern" (the "Name") (collectively, the "Intellectual Property");

            (d) all executory or continuing agreements and other contracts or commitments for the sale of Seller's goods and services of products entered into in the ordinary course of Seller's business ("Customer Orders");

            (e) all lists and records relating to Seller's business, including lists and records of Seller's present and former customers, vendors, suppliers, and customers; and

            (f) all cash, cash equivalents, accounts receivable, deposits and similar property.

      1.2 Excluded Assets.

      The Purchased Assets shall not include the following assets of Seller existing on the Closing Date (the "Excluded Assets"):

            (a) claims and rights to federal, state and local income tax refunds, credits and benefits (the "Tax Benefits");

            (b) insurance policies and insurance or other deposits for which Buyer will receive no benefit;

            (c) Seller's corporate charter, original minute and stock record books, tax returns and other documents relating to the organization and existence of Seller as a corporation;

            (d) the assets and properties listed in Exhibit 1.2(d); and

            (e) all claims, causes of action, chooses in action, rights of necessary and rights of set-off of any kind against any person or entity on account of, arising out of or related to the Excluded Assets described above or damages incurred by Seller prior to the Closing Date.

                                   ARTICLE II
                        LIMITED ASSUMPTION OF LIABILITIES

      Section 2.1 Assumption of Liabilities. At the Closing, Buyer shall assume and be responsible for performance of (a) the obligations of Seller under the Operating Agreements and Customer Orders in existence on the Closing Date and
(b) all trade accounts payable of Seller as of the Closing Date, including the trade accounts payable listed in Exhibit 2.1, except to the extent paid prior to the Closing. The obligations assumed by Buyer pursuant to the Section 2.1 are called the "Assumed Liabilities".


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      Section 2.2 Excluded Liabilities. Apart from the Assumed Liabilities,
Buyer will neither assume nor have any responsibility for any obligations, liabilities or indebtedness of Seller of any kind. All such obligations, liabilities and indebtedness of Seller, except the Assumed Liabilities, are referred to as the "Excluded Liabilities".

                                   ARTICLE III
                           PURCHASE PRICE AND PAYMENT

      Section 3.1 Purchase Price. In addition to the assumption of the Assumed Liabilities, Buyer shall pay Seller an amount equal to $675,000 (the "Closing Payment"). The Closing Payment shall be made (a) by the delivery of Buyer's promissory note in the principal amount of $100,000 (the "Note") bearing interest at 8% per annum, payable, as to interest, quarterly in arrears, and as to principal on March 31, 2005 anniversary of the Closing Date, and (b) $575,000 by wire transfer of immediately available funds on the Closing Date to an account designated by Seller. The Note shall otherwise be in form and substance, and shall contain subordination provisions, in each case reasonably acceptable to Seller and Buyer. The amount payable for the Purchased Assets is referred to as the "Purchase Price."

      Section 3.2 Allocation of Purchase Price. The Purchase Price will be allocated between Seller and among the Purchased Assets as set forth on Exhibit 3.2, which allocation shall be within classes or categories as provided in
Section 1060 of the Internal Revenue Code of 1986, as amended. Each of Buyer and Seller agrees that it will adopt and utilize the amounts so allocated for purposes of all federal, state and other tax returns filed by it and it will not voluntarily take any position inconsistent with such allocation upon examination of any such tax return, in any claim, in any litigation or otherwise with respect to such tax returns. The provisions of this Section 3.2 shall survive the Closing Date without limitation.

                                   ARTICLE IV
                                     CLOSING

      Section 4.1 Closing; Closing Date. The Closing of the purchase and sale of the Purchased Assets provided in this Agreement (the "Closing") shall take place at the offices of Infinite, 2364 Post Road, Warwick, Rhode Island 02886 concurrently with the execution and delivery of this Agreement. The time and the date of Closing are referred to as the "Closing Date".

                                    ARTICLE V
                    REPRESENTATIONS AND WARRANTIES OF SELLER

      To induce Buyer to enter into this Agreement and to purchase the Purchased Assets, Seller represents and warrants to Buyer that, except to the extent otherwise within the actual knowledge of any of Buyer and the Shareholder:

      Section 5.1 Corporate Organization and Authority. Seller is a corporation duly organized and validly existing in good standing under the laws of Delaware with full corporate power and authority to conduct its business as now conducted, to own its assets and enter into


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and perform its obligations under this Agreement. Seller's execution, delivery and performance of this Agreement and the sale to Buyer of the Purchased Assets have been duly authorized by all requisite corporate action on the part of Seller. This Agreement constitutes, and all bills of sale, assignments, agreements and other instruments and documents to be executed and delivered by Seller hereunder will constitute, Seller's legal, valid and binding obligations, enforceable against Seller in accordance with their respective terms.

      Section 5.2 Subsidiaries and Foreign Qualification. Seller has no subsidiaries and no other equity investments in any other corporation, partnership or other business entity. Except as set forth in Exhibit 5.2, Seller is duly qualified to transact business as a foreign corporation in each jurisdiction in which the failure to qualify would have a material adverse affect on Seller.

      Section 5.3 Absence of Conflicts and Consent Requirements. Except as set forth in Exhibit 5.3, Seller's execution and delivery of this Agreement and performance of its obligations hereunder will not (a) conflict with, violate or result in any breach or default or, with notice or lapse of time constitute a default, under (i) Seller's Certificate of Incorporation or Bylaws, or (ii) any mortgage, indenture, agreement, instrument or other contract to which Seller is a party or by which Seller or its property is bound, (b) result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any assets or properties of Seller, or (c) violate any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Seller or any of its assets is subject or by which it is bound. Except as set forth in Exhibit
5.3 hereto, Seller's execution and delivery of this Agreement and performance of its obligations hereunder, including the sale of the Purchased Assets, will not require the consent of, or any prior filing with or notice to, any governmental authority, lender or other third party, and any such consent, filing or notice will be received or delivered, as the case may be, on or prior to the Closing Date.

      Section 5.4 Financial Statements. Immediately following the execution and delivery of this Agreement, Seller shall deliver to Buyer, to be attached hereto as Exhibit 5.4, a true and correct copy of Seller's balance sheet as of December 31, 2001 and Profit and Loss Statement for the year then ended (the "Financial Statement"). The Financial Statement (a) present fairly the financial position of Seller at December 31, 2001, and for the year then ended (b) have been prepared in accordance with GAAP consistently applied subject to normal adjustment and (c) show all material liabilities, absolute and contingent, of Seller required to be shown as of such date by generally accepted accounting principles ("GAAP").

      Section 5.5 Absence of Certain Changes. Since the date of the Financial Statement, there has not been any material adverse change in the financial position of Seller or in the results of its operations or to its assets, properties or business.

      Section 5.6 Title to Assets.

            (a) Contract Rights. The rights of Seller under the Operating Agreements and the Customer Orders are valid and enforceable by Seller and will, at the Closing, be validly assigned to and thereupon enforceable by Buyer, in each case in accordance with their


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

respective terms. Neither Seller nor any of the other parties thereto is in default in any material respect (nor is Seller aware of any circumstance which, with notice or the passage of time or both, would result in such a default) under any of the Operating Agreements or Customer Orders, and the assignment by Seller of its rights thereunder to Buyer will not violate the terms thereof.

            (b) Purchased Assets. Seller has good and marketable title to the Purchased Assets, free and clear of all liens, claims, security interests and encumbrances other than those set forth on Exhibit 5.6(b) (the "Permitted Encumbrances") and has the right to convey the Purchased Assets to Buyer. At the Closing, Seller shall have conveyed to Buyer good and marketable title to the Purchased Assets free and clear of all liens, claims, security interests and encumbrances other the Permitted Encumbrances, and Seller will warrant and defend the title to the Purchased Assets in Buyer against the lawful claims of all persons whomsoever, subject to the Permitted Encumbrances.

      Section 5.7 Loss Contingencies. Except as set forth in Exhibit 5.7, there are no claims, actions, suits or other proceedings pending, or to the knowledge of Seller threatened, against Seller or any of the Purchased Assets before any court, agency or other judicial, administrative or other governmental body or arbitrator, and to Seller's knowledge, no state of facts exists which would be likely to give rise to any such claim, action, suit or other proceeding, in each case which, if adversely determined, would have a material adverse affect on the Purchased Assets or Seller's ability to perform its obligations under this Agreement.

      Section 5.8 Compliance With Law. Except as set forth in Exhibit 5.8, Seller has complied in all material respects with, and is in compliance in all material respects with, all laws, statutes, regulations, rules and other requirements of any governmental authority applicable to Seller, its assets and properties and the conduct of its business. The permits and licenses (the "Licenses") listed in Exhibit 5.8 are the only licenses, permits or authorizations of any governmental authority required in connection with Seller's business. All of the Licenses are in full force and effect.

      Section 5.9 Taxes.

            (a) Returns and Payment of Taxes. All Federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and all other tax returns required to be filed on or prior to the Closing Date by Seller with all taxing authorities have been or prior to the Closing Date will have been filed. All amounts shown to be due and payable on such returns, all other taxes, duties and other governmental charges payable by Seller or imposed upon any of the Purchased Assets and for the payment of which there may arise any lien upon the Purchased Assets sold hereunder subsequent to such sale, and all deficiencies, assessments, penalties and interest with respect thereto, in each case due and payable on or before the Closing Date, have been or prior to the Closing Date will have been paid.

            (b) Sales, Use and Excise Taxes. All sales, use and excise taxes collectible with respect to all transactions connected with Seller's business through the Closing Date have


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been or will be collected, all amounts due in connection therewith to state and local revenue authorities have been or will be remitted to the appropriate authorities, and no lien or claim with respect thereto will be asserted by such authorities before or after the Closing Date.

            (c) Withholding of Taxes. There has been withheld or collected from each payment made to each employee of Seller the amount of all taxes (including without limitation federal income taxes, Federal Insurance Contributions Act taxes, and state and local income, payroll and wage taxes) required to be withheld or collected therefrom prior to the date hereof and the same have been or will be paid to the proper tax depositories or collecting authorities. Seller shall withhold, collect and pay all such amounts required during the period ending the Closing Date.

      Section 5.10 Employee Benefit Plans. Buyer, by reason of the transactions contemplated by this Agreement, will not incur any claims, losses, damages, costs, and expenses with respect to or in connection with any pension, welfare, fringe, or other employee benefit plan maintained or contributed to by Seller or any predecessor that provides or provided benefits to any current or former employees or other parties who performed services for Seller (or their beneficiaries or dependents).

      Section 5.11 Employee Relations. To Seller's knowledge, no officer or employee of Seller is subject to any agreement with any other person or entity which requires such officer or employee to keep confidential any trade secrets, proprietary data, customer lists or other business information or which restricts such officer or employee from engaging in competitive activities or solicitation of customers.

      Section 5.12 Prospective Changes. Except as described in Exhibit 5.12 hereto, Seller knows of no impending changes in its business, assets, liabilities, relations with employees, competitive situation or relations with its suppliers or customers, or in any governmental actions or regulations affecting Seller's business, which, if they occur, could have a material adverse effect on Seller or its business or assets.

                                   ARTICLE VI
                     REPRESENTATIONS AND WARRANTIES OF BUYER

      To induce Seller to enter into this Agreement and to sell the Purchased Assets, Buyer hereby represents and warrants to the Seller that:

      Section 6.1 Corporate Organization and Authority. Buyer is a corporation duly organized and validly existing in good standing under the laws of Illinois, with full corporate power and authority to conduct its business as now conducted and to enter into and perform its obligations under this Agreement. Buyer's execution, delivery and performance of this Agreement, the Note and the other documents and agreements contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement constitutes, and the Note and all other agreements and instruments and documents to be executed and delivered by Buyer hereunder will constitute, Buyer's legal, valid and binding obligations, enforceable against Buyer in accordance with their respective terms.


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

      Section 6.2 Absence of Conflicts and Consent Requirements. Buyer's execution and deliver of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Purchased Assets hereunder, do not and will not conflict with, violate or result in any breach or default or, with notice or lapse of time, or both, constitute a default, under Buyer's Articles of Incorporation or Bylaws or any mortgage, indenture, agreement, instrument or other contract to which Buyer is a party or any judgment, order, decree, law, statute, regulation or other judicial or governmental restriction to which Buyer is subject. Buyer's execution and delivery of this Agreement and performance of its obligations hereunder, including the purchase of and payment for the Purchased Assets, do not and will not require the consent of, or any prior filing with or notice to, any governmental authority or other third party.

                                   ARTICLE VII
                        CERTAIN COVENANTS AND AGREEMENTS

      Section 7.1 Conduct Prior to Closing.

            (a) Ordinary Course of Business. Through the Closing Date, unless Buyer otherwise, consents in writing, Seller will not and will not take any action which would cause any representation or warranty made in Article V hereof to be incorrect in any material respect if such representation or warranty were made on any date from the date hereof through the Closing Date.

            (b) Access. Through the Closing Date, Seller shall give Buyer and its agents, attorneys and representatives full access to such of its properties, books, records and documents as Buyer may reasonably request. Until the Closing, Buyer shall not disclose and shall cause its agents, attorneys and representatives not to disclose to any other party any confidential data or information secured from Seller, and, if the Closing does not occur as herein provided, Buyer will promptly return to Seller, at Buyer's expense, all books records and other documents and papers obtained from Seller and all copies thereof.

            (c) Press Releases and Announcements. Through the Closing Date, Buyer and Seller will cooperate in the preparation and dissemination of any press releases, announcements and other disclosures to others relating to the transactions contemplated hereby, and neither party shall make any such press releases, announcements or other disclosures, without the prior written consent of the other party; provided, however, that this section shall not preclude either party from making any disclosure as to the transactions contemplated hereby which the disclosing party reasonably believes is required by applicable law or is necessary in order to obtain any third-party consent or approval to the transactions contemplated by this Agreement.

      Section 7.2 Change of Name. Concurrently with or promptly after the Closing, Seller will take all action necessary to enable Buyer exclusively to use the Name as a corporate name in Illinois and Delaware, and at the Closing shall deliver to Buyer all documents necessary to accomplish the foregoing.


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

      Section 7.3 Seller's Employees. Seller shall give such notice to its employees and to all governmental authorities, as required by applicable law, of the sale of its assets to Buyer under this Agreement on or prior to the Closing Date. Seller shall remain liable to such employees for all wages, salaries, vacation, sick and severance pay and all other benefits accruing to its employees prior to and including the Closing Date. Buyer shall not, under any circumstances, become obligated for any such payments or for any notices or other obligations under applicable law. Concurrently with the Closing, Buyer shall offer employment to Seller's employees on such terms and conditions as Buyer shall deem appropriate.

      Section 7.4 Further Assurances. Each of Seller and Buyer agrees that at any time and from time to time it will promptly execute and deliver to the other such further assurances, instruments and documents and take such further action as the other may reasonably request in order to carry out the full intent and purpose of this Agreement.

      Section 7.5 Fees and Expenses. Whether or not the transactions contemplated by this Agreement are consummated, Seller and Buyer shall each pay its or her own fees and other costs or expenses incident to the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including the fees and expenses of its or her own counsel, accountants, appraisers and other experts.

      Section 7.6 No Brokers. Each of Seller and Buyer represents that no broker or finder has been involved or engaged by it in connection with the transactions contemplated hereby.

      Section 7.7 Bulk Sales Laws. Seller and Buyer hereby waive the requirement of any bulk sales laws which may be applicable to the transactions contemplated hereby, but such waiver shall not affect any representation or warranty by Seller under this Agreement.

                                  ARTICLE VIII
                              CONDITIONS TO CLOSING

      Section 8.1 Conditions to Buyer's Obligations. The obligations of Buyer to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Buyer may, in its absolute discretion, waive in writing any one or more thereof, in whole or in part:

            (a) Instruments of Transfer. Seller shall have delivered to Buyer such assignments, bills of sale, certificates of title, and other instruments of transfer, all in form and substance reasonably satisfactory to Buyer, as are necessary to fully and effectively convey to Buyer all of the Purchased Assets in accordance with the terms hereof;

            (b) Consents; Estoppel Certificates. The consents described in
Exhibit 5.3 hereto, and all other consents required for Seller to perform its obligations hereunder, shall have been obtained in form and substance reasonably satisfactory to Buyer. Buyer shall have received estoppel certificates in form and substance reasonably satisfactory to Buyer from each of the parties to the Operating Agreements and Customer Orders;


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

            (c) No Adverse Proceedings. No action, suit or proceeding before any court or governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, or any of the Purchased Assets seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions;

            (d) Seller Closing Deliveries. Seller shall have provided to Buyer on or before the Closing Date the following:

                  (i) good standing certificate issued by the Secretary of State of Delaware;

                  (ii) certified copies of resolutions of the shareholder and board of directors of Seller authorizing the execution, delivery and performance by Seller of this Agreement, the conveyance of the Purchased Assets and the transactions contemplated hereby;

                  (iii) the documents described in Section 8.1(b); and

                  (iv) UCC searches for the State of Illinois and Delaware; and

            (e) Other Assurances. Seller shall have delivered to Buyer such other and further certificates, assurances and documents as Buyer may reasonably request in order to evidence the accuracy of Seller's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to Buyer's obligations.

      Section 8.2 Conditions to Seller's Obligations. The obligations of Seller to complete the Closing are contingent upon the fulfillment of each of the following conditions on or before the Closing Date, except to the extent that Seller may, in its absolute discretion, waive any one or more thereof in whole or in part:

            (a) Payment of Purchase Price and Assumption of Obligations. Buyer shall have executed and delivered the Note and paid to Seller the portion of the Purchase Price required pursuant to Article IV, and shall have assumed the Assumed Liabilities pursuant to agreements in form and substance reasonably acceptable to Seller;

            (b) Corporate Approval. The transactions occurring pursuant to this Agreement shall be approved by Buyer's Board of Directors (and, to the extent necessary by its Shareholders) and Buyer shall have delivered to Seller copies of any resolutions approving the transactions contemplated by this Agreement, certified by the Secretary of the Buyer;

            (c) No Adverse Proceedings. No action, suit or proceeding before any court or governmental or regulatory authority shall have been commenced, no investigation by any governmental or regulatory authority shall have been commenced, and no action, suit or


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

proceeding by any governmental or regulatory authority shall have been threatened, against any of the parties to this Agreement, or any of the principals, officers or directors of any of them, or any of the Purchased Assets seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions or seeking damages in connection with any of such transactions;

            (d) Release of Obligations. Infinite shall have received (i) written evidence satisfactory to it that it has been released from all obligations under the Operating Agreements (the "Infinite Obligations") or (ii) indemnities from third parties against the Infinite Obligations satisfactory to Infinite; and

            (e) Other Assurances. Buyer shall have delivered to Seller such other and further certificates, assurances and documents as Seller may reasonably request in order to evidence the accuracy of Buyer's representations and warranties, the performance of its covenants and agreements to be performed at or prior to the Closing, and the fulfillment of the conditions to Seller's obligations.

                                   ARTICLE IX
                         TERMINATION; RIGHTS TO PROCEED

      Section 9.1 Termination. At any time prior to the Closing, this Agreement may be terminated as follows:

            (a) by mutual written consent of all the parties to this Agreement;
or

            (b) at the election of the affected party, whether Buyer or Seller, and subject to such party's rights to proceed as set forth in Section 9.3 and subject to the limitations contained in Section 11.4, if any of the conditions to its obligations set forth in Article VIII of this Agreement has not been satisfied at or prior to the Closing, by written notice given to the other and setting forth such conditions which have not been so satisfied.

      Section 9.2 Effect of Termination. All obligations of the parties hereunder shall cease upon any termination pursuant to Section 9.1 provided, however, that: (a) the provisions of Sections 7.1(b) relating to confidentiality, and 7.5 shall survive any termination of this Agreement; (b) nothing herein shall relieve any party from any liability or a material error or omission in any of its representations or warranties contained herein or a material failure to comply with any of its covenants, conditions or agreements contained herein, if such error, omission or failure was wilful or deliberate; and (c) the parties shall have rights to proceed as further set forth in Section 9.3.

      Section 9.3 Right to Proceed. Anything in this Agreement to the contrary notwithstanding, if any of the conditions specified in Section 8.1 hereof has not been satisfied, Buyer shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder, and if any of the conditions specified in Section 8.2 hereof have not been satisfied, Seller shall have the right to proceed with the transactions contemplated hereby without waiving any of its rights hereunder.


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                                    ARTICLE X
                  RIGHTS AND OBLIGATIONS SUBSEQUENT TO CLOSING

      Section 10.1 Collection of Assets. Seller agrees that it will promptly transfer or deliver to Buyer from time to time, any cash or other property that Seller may receive with respect to any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items included in the Purchased Assets. Buyer agrees that it will promptly transfer or deliver to Seller from time to time all property Buyer may receive with respect to the Excluded Assets.

      Section 10.2 Payment of Obligations. Seller shall pay all of the Excluded Liabilities in the ordinary course of business as they become due. Buyer shall pay all of the Assumed Liabilities in the ordinary course of business as they become due. If requested, each shall furnish proof of payment to the other.

                                   ARTICLE XI
                  SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      Section 11.1 Survival of Representations, Etc. The representations and warranties of Seller and Buyer contained in this Agreement will survive the consummation of the transactions contemplated by this Agreement for the period ending June 30, 2003, without regard to any investigation made by any of the parties hereto except as otherwise expressly provided in this Agreement; provided, however, the representations contained in Section 5.6(b) shall survive until the expiration of the applicable statute of limitations.

      Section 11.2 Indemnification of Buyer by Seller and Infinite. Seller and Infinite, jointly and severally, shall indemnify and hold Buyer and its attorneys, affiliates, representatives, agents, officers, directors, successors or assigns harmless from and against any liability, loss, cost, expense, judgment, order, settlement, obligations, deficiency, claim, suit, proceeding (whether formal or informal), investigation, Lien or other damage, including, without limitation, reasonable attorneys' fees and expenses (collectively, "Damages"), resulting from, arising out of or incurred with respect to:

            (a) a breach of any representation, warranty, covenant or agreement of Seller contained herein; or

            (b) the Excluded Liabilities.

The term "Damages" as used in this Agreement is not limited to matters asserted by third parties against a party, but includes Damages incurred or sustained by a party in the absence of third-party claims.

      Section 11.3 Indemnification of Seller by Buyer and Shareholders. Buyer and the Shareholders, jointly and severally, shall indemnify and hold Seller and its attorneys,


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affiliates, representatives, agents, officers, directors, successors or assigns, harmless from and against any Damages resulting from, arising out of, or incurred with respect to:

            (a) a breach of any representation, warranty, covenant or agreement by Buyer contained herein; or

            (b) the Assumed Liabilities.

      Section 11.4 Limitation. Notwithstanding the foregoing, neither Seller nor Buyer will have any liability under this Article XI unless and until the aggregate amount of all claims for Damages exceeds $10,000, at which time Seller or Buyer, as the case may be, will be liable for all claims for Damages to the extent they exceed, in the aggregate, $10,000; provided, however, that such limitations shall not be applicable to (a) claims of fraud or intentional misrepresentation or (b) the failure to pay the Excluded Liabilities or the Assumed Liabilities, as the case may be.

                                   ARTICLE XII
                                  MISCELLANEOUS

      Section 12.1 Merger Clause. This Agreement contains the final, complete and exclusive statement of the agreement between the parties with respect to the transactions contemplated herein and all prior or contemporaneous written or oral agreements with respect to the subject matter hereof are merged herein.

      Section 12.2 Amendments. No change, amendment, qualification or cancellation hereof shall be effective unless in writing and executed by each of the parties hereto by their duly authorized officers.

      Section 12.3 Benefits and Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

      Section 12.4 Notices. All notices, requests and demands and other communications hereunder must be in writing and shall be deemed to have been duly given when personally delivered, or when place in the United States Mails and forwarded by Registered or Certified Mail, return receipt requested, postage prepaid, or delivered pre-paid by a nationally recognized courier service, addressed to the party to whom such notice is being given at the following addresses:

                  If to Seller or Infinite:

                           Express Pattern, Inc.
                           c/o Infinite Group, Inc.
                           2364 Post Road
                           Warwick, Rhode Island  02886
                           Attn: Clifford G. Brockmyre


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

                  with a copy to:

                           Joseph F. Whinery, Jr.
                           Cameron & Mittleman LLP
                           56 Exchange Terrace
                           Providence, Rhode Island 02903

                  If to Buyer or the Shareholders:
                           Express Pattern, Inc.
                           1574 Barclay Boulevard
                           Buffalo Grove, Illinois 60089
                           Attn: President

                  with a copy to:

                           Joseph de LaVan, Esq.
                           McCracken & Walsh
                           134 N. LaSalle Street
                           Chicago, Illinois 60602

Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other parties in accordance with this Section.

      Section 12.5 Captions. The captions are for convenience of reference only and shall not be construed as a part of this Agreement.

      Section 12.6 Governing Law. This Agreement shall be construed, interpreted, enforced and governed by and under the laws of Illinois.

      Section 12.7 Exhibits. All of the Exhibits hereto referred to in this Agreement are hereby incorporated herein by reference and shall be deemed and construed to be a part of this Agreement for all purposes.

      Section 12.8 Severability. The invalidity or unenforce- ability of any one or more phrases, sentences, clauses or provisions of this Agreement shall not affect the validity or enforceability of the remaining portions of this Agreement or any part thereof.

      Section 12.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument.

      Section 12.10 Time. Time is of the essence of this Agreement and all of its terms and conditions.

                            [SIGNATURE PAGE FOLLOWS]


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

      IN WITNESS WHEREOF, the parties have each executed this Agreement or caused this Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

                                       EXPRESS PATTERN, INC.
                                       a Delaware corporation

                                       By: /s/ Clifford G. Brockmyre II
                                          -----------------------------
                                                               Chairman

                                       INFINITE GROUP, INC.

                                       By: /s/ Clifford G. Brockmyre II
                                          -----------------------------
                                                              President

                                       EXPRESS PATTERN, INC.,
                                       an Illinois corporation

                                       By: /s/ Thomas J. Mueller
                                          --------------------------
                                                           Treasurer

                                       /s/ Thomas Mueller
                                       -----------------------------
                                       Thomas Mueller

                                       /s/ David Flynn
                                       -----------------------------
                                       David Flynn


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

                                    EXHIBITS

Exhibit 1.1(a)    -        Tangible Personal Property
Exhibit 1.1(b)    -        Operating Agreements
Exhibit 1.2(d)    -        Excluded Assets
Exhibit 2.1       -        Accounts Payable
Exhibit 3.2       -        Allocation of Purchase Price
Exhibit 5.2       -        Foreign Qualification
Exhibit 5.3       -        Consents
Exhibit 5.4       -        Financial Statements
Exhibit 5.6(b)    -        Permitted Encumbrances
Exhibit 5.7       -        Litigation
Exhibit 5.8       -        Compliance
Exhibit 5.12      -        Prospective Changes


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                                    EXHIBIT B

                          SUBORDINATED PROMISSORY NOTE

$100,000                                                          March 13, 2002

      FOR VALUE RECEIVED, the undersigned EXPRESS PATTERN, INC., an Illinois corporation with its principal office at 1574 Barclay Boulevard, Buffalo Grove, Illinois 60089 (the "maker"), promises to pay, on or before March 31, 2005 (the "Maturity Date") to the order of EXPRESS PATTERN, INC., a Delaware corporation having its principal office c/o Infinite Group, Inc., 2364 Post Road, Warwick, Rhode Island 02886 (the "Holder"), the principal sum of One Hundred Thousand Dollars ($100,000) in lawful money of the United States of America, payable at the principal office of the Holder, or such other place as the holder hereof may reasonably direct, together with interest on the unpaid balance of this Note outstanding at any time (computed on the basis of a 365-day year) at an annual rate of eight percent (8%).

      Subject to the terms hereof, interest as provided above shall be payable on the outstanding principal amount hereof from time to time in arrears, on the last day of February, May, August and November in each year (a "Payment Date"), commencing March 31, 2002.

      The maker, for itself and its successors and assigns, agrees, and any holder of this Note, by its acceptance hereof, agrees, that the indebtedness evidenced by this Note and the payment of the principal and interest hereunder are hereby expressly made subordinate and subject in right of payment to the prior payment or satisfaction in full of the principal, interest, fees and other sums payable under the maker's indebtedness to NCP Leasing, Inc. in the principal amount of Five Hundred Seventy-Five Thousand Dollars ($575,000), together with interest thereon, evidenced by the promissory note of the maker of even date herewith in such principal amount (the "Senior Indebtedness") as follows:

      (a) Payment Over of Proceeds Upon Dissolution. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, relief, arrangement, reorganization or other similar case or proceeding in connection therewith, relative to the maker or its creditors, as such, or to any of its assets, or (ii) any liquidation, dissolution, reorganization or other winding up of the maker, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the maker, then the holders of the Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of the Senior Indebtedness, or provision shall be made for such payment in cash, before the Holder is entitled to receive any payment on account of principal of interest hereunder, and to that end the holders of the Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Note in any such case, proceeding, dissolution, liquidation or other winding up or event.

      Notwithstanding the foregoing provisions of this clause (a), if the Holder shall have received any payment or distribution of assets of the maker of any kind or character, whether in cash, property or securities during the pendency of any proceeding referred to in clause (a) before all Senior Indebtedness is paid in full or payment thereof provided for, then such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other person making payment or


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

distribution of assets of the maker for the application to the payment of all the Senior Indebtedness remaining unpaid, to the extent necessary to pay all the Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of the Senior Indebtedness.

      (b) No Payment on Note in Certain Circumstances. After the delivery to the Holder of written notice by the Holder of the Senior Indebtedness of the occurrence, and during the continuance, of any Senior Default (defined below), unless and until such default shall have been cured or waived or shall have ceased to exist and any declaration that the Senior Indebtedness has become due and payable prior to the date on which it would otherwise have become due and payable shall have been rescinded or annulled, or if any judicial proceeding shall be pending with respect to any such default, then no payment shall be made by the maker on account of principal of or interest on this Note.

      (c) Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the Holder shall be subrogated, to the extent of the payments or distributions made to the holder of the Senior Indebtedness pursuant to the provisions of clause (a) or (b), to the rights of the holder of the Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and interest on this Note, and all other amounts payable under this Agreement, shall be paid in full. For purposes of such subrogation, no payments or distributions to the holder of the Senior Indebtedness of any cash, property or securities to which the Holder would be entitled except for the provisions of clause (a) or (b) and no payments made pursuant to the provisions of clause (a) or (b) to the holder of the Senior Indebtedness by the Holder shall, as among the maker, its creditors other than holder of the


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

Senior Indebtedness and the Holder, be deemed to be a payment or distribution by the maker to or on account of the Senior Indebtedness.

      (d) Provisions Solely to Define Relative Rights. The provisions of clauses
(a) through (c) are and are intended solely for the purpose of defining the relative rights of the Holder on the one hand and the holder of the Senior Indebtedness on the other hand. Nothing contained in this Note is intended to or shall: (i) impair, as among the maker, its creditors other than holder of the Senior Indebtedness and the Holder, the obligation of the maker, which is absolute and unconditional (and which, subject to the rights under this Note of the holder of the Senior Indebtedness, is intended to rank equally with all other general obligations of the maker) to pay to the Holder the principal of and interest on the Note when the same shall become due and payable in accordance with its terms; (ii) affect the relative rights against the maker of the Holder and the creditors of the maker other than the holder of the Senior Indebtedness; or (iii) prevent the Holder from exercising all remedies otherwise permitted by applicable law upon the occurrence of an Event of Default (defined below), subject to the rights, if any, under this Note of the holder of the Senior Indebtedness.

      (e) For purposes of this Note, the term "Senior Default" shall mean the default by the maker in the payment or performance of any obligation under the Senior Indebtedness when due in accordance with the terms thereof beyond any applicable grace period with respect thereto or by acceleration (unless rescinded or annulled) or otherwise.

      In each case the happening of any one or more of the following events (an "Event of Default"):


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

      (a) if the maker shall default in the due and punctual payment of any interest or principal as provided herein for more than ten (10) days after the date when the same shall become due and payable, whether at the due date thereof or by acceleration or otherwise;

      (b) if the maker or any of its shareholders shall fail to pay or perform when due any obligation under a certain Asset Purchase Agreement of even date between the maker and the Holder and such failure shall continue for more than twenty (20) days after written notice to the maker;

      (c) if the maker shall make an assignment for the benefit of creditors or shall admit in writing its inability to pay its debts as they become due or shall file a voluntary petition in bankruptcy, or shall file any petition or answer seeking any reorganization, arrangement, composition, adjustment, liquidation, dissolution or similar relief under the federal Bankruptcy Code or any future federal bankruptcy act or other applicable federal, state or other statutes, laws or regulations, or shall seek or consent to or acquiesce in the appointment of any custodian, trustee, receiver or liquidator of the maker, or all or any substantial part of its properties, or if corporation action shall be taken for the purpose of effecting any of the foregoing; or

      (d) if the maker shall be the subject of any order for relief in an involuntary case under the federal Bankruptcy Code or if any petition or proceeding against the maker seeking any reorganization, arrangement, composition, adjustment liquidation, dissolution or similar relief under the federal Bankruptcy Code or any future federal bankruptcy act or other applicable federal, state or other statutes, laws or regulations shall remain undismissed or unstayed for an aggregate of sixty (60) days (whether or not consecutive) after the commencement thereof, or if any custodian, trustee, receiver or liquidator of the maker (or all or any substantial part of the properties of the maker) shall be appointed without the consent or acquiescence of the maker and such appointment shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive);

then and in every such Event of Default at any time thereafter during the continuance of such Event of Default, the holder hereof may, by written notice to the maker, declare the entire principal and accrued interest hereunder to be due and payable, whereupon this Note will thereupon immediately become due and payable without presentment, demand, protest or further notice of any kind whatsoever, all of which are hereby expressly waived.

      The maker may prepay all or any portion of the principal amount hereof without penalty; provided, however, that any such prepayment, whether in whole or in part, and whether voluntary or as the result of acceleration of the maturity, shall require the prior written consent of the holders of the Senior Indebtedness if any Senior Indebtedness is outstanding on the date of such contemplated prepayment.

      If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the maker will pay reasonable attorneys' fees to the holder hereof together with reasonable costs of collection.

      This Note shall be governed by the laws of Rhode Island.

      In no event shall the amount of interest payable hereunder with all amounts reserved, charged or taken by Holder as compensation for fees, services or expenses incidental to the making, negotiating or collection of the loan evidenced hereby exceed the maximum rate of interest on the unpaid balance hereof allowable by applicable law. In the event of any such


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

payment in excess of such maximum shall be extended to the maker or credited against the principal amount hereof.

                                       EXPRESS PATTERN, INC.
                                       (an Illinois corporation)


                                       By: /s/ Thomas J. Mueller
                                          --------------------------
                                                           Treasurer


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

                                    GUARANTY

      The undersigned ("Guarantor") hereby absolutely and unconditionally guarantees to the Holder (which term shall include the Holder, its successors and assigns and any other holder) the punctual payment in full (and not merely the collectibility), as and when due (whether by acceleration or otherwise), of all payments and other obligations (the "Obligations") of the maker under the foregoing Subordinated Promissory Note (the "Note"), as the same may be modified, amended or extended. Guarantor expressly waives any notice of, or right to consent to, any such modification, amendment or extension. Guarantor agrees that Guarantor's obligations hereunder shall not be affected by any circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. The liability of Guarantor shall be primary, direct and immediate and not conditional or contingent upon pursuit by the Holder of any remedy it may have against the maker. Guarantor hereby expressly waives: (a) notice of the acceptance of this Guaranty; (b) presentment and demand for payment of any of the Obligations; (c) protest and notice of dishonor or default to Guarantor or to any other person with respect to any of the Obligations; (d) any demand for payment under this Guaranty; and (e) any defenses available to a guarantor under the laws of Rhode Island or Illinois. This Guaranty shall operate as an irrevocable and continuing guaranty of all Obligations. This Guaranty shall be governed by and construed in accordance with the laws of the State of Rhode Island. Each of the undersigned, if more than one, acknowledges and agrees that references to Guarantor shall include the undersigned and each of them and that the agreements of Guarantor shall be the joint and several obligations of each of the undersigned.

WITNESS:


                                            /s/ Thomas Mueller
-----------------------                     ----------------------------
                                            Thomas Mueller


                                            /s/ David Flynn
-----------------------                     ----------------------------
                                            David Flynn


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